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                                                                  EXHIBIT 4.5

              FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

        THIS FIRST AMENDMENT agreed to as of this 15th day of December, 1995, by and among THE WACKENHUT CORPORATION, a Florida corporation ("Seller"), RECEIVABLES CAPITAL CORPORATION a Delaware corporation ("RCC"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("Enterprise"; and together with RCC, the "Purchasers" and each individually a "Purchaser"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association
("BofA"), as agent for RCC, NATIONSBANK, N.A., a national banking association ("NationsBank") as agent for Enterprise (each in such capacity as agent for the specified Purchaser, a "Managing Agent" and together, the "Managing Agents") and BofA, as administrative agent for the Purchasers and the Managing Agents (in such capacity, the "Administrative Agent").

                                   RECITALS

        A. Seller, RCC, Enterprise, the Administrative Agent and each Managing Agent entered into a Receivables Purchase Agreement dated as of January 5, 1995 (the "Receivables Purchase Agreement"), pursuant to which the Seller has agreed to sell to the Purchasers undivided percentage interests in receivables generated in the ordinary course of its business and in the ordinary course of business of one or more of its wholly-owned subsidiaries.

        B. Seller, RCC, Enterprise, the Administrative Agent and each Managing Agent now desire to (i) increase the committed amount of the receivables purchase facility to $50,000,000 and (ii) modify the Receivables Purchase Agreement in various particulars as specified herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is mutually agreed as follows:

        1. Appendix A; Definition of Three-Month Default Ratio. The definition of "Three-Month Default Ratio" in Appendix A of the Receivables Purchase Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "'Three-Month Default Ratio' means the ratio (expressed as a percentage) computed as of any Month End Date by dividing (x) the aggregate Unpaid Balance of all Defaulted Receivables calculated as at each of the three most recent Month End Dates less Losses (without giving effect to clause
    (z) of the definition thereof) calculated as at each of the three most recent Month End Dates by (y) the aggregate Unpaid Balance of all Pool Receivables calculated as at each of the three most recent Month End Dates less Losses (without giving effect to clause (z) of the definition thereof) calculated as at each of the three most recent
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    Month End Dates."

          2. Increase Purchase Limit. The term "$40,000,000" in the definition of "Maximum Purchase Limit" in clause (x) of Section 1.02(a) of the Receivables Purchase Agreement is hereby amended to read "$50,000,000".

          3. Limit on Three-Month Dilution Ratio. The term "4%" in Section 10.01(j) of the Receivables Purchase Agreement is hereby amended to read "2.5%".

          4. Conditions Precedent. This First Amendment shall be effective upon receipt by each Purchaser and the Administrative Agent of an executed original hereof, together with each of the following, each in substance and form acceptable to the Purchasers and the Administrative Agent in their sole discretion:

          (a) A copy of the resolutions of the Board of Directors of Seller approving this First Amendment and the transactions contemplated hereby, including without limitation the increase of the Maximum Purchase Limit, certified by its Secretary or Assistant Secretary;

          (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers authorized on its behalf to sign this First Amendment;

          (c)   A favorable opinion of associate General Counsel for Seller; and

          (d) The fee letter, properly executed and delivered by the Seller, and payment of the fee described therein.

          5. Representations and Warranties. The Seller hereby represents and warrants as follows:

          (a) The Seller has all requisite power and authority to execute this First Amendment and to perform all of its obligations hereunder, and this First Amendment has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligations of the Seller, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Seller of this First Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order,


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      writ, injunction or decree presently in effect, having
      applicability to the Seller, or the articles of incorporation or bylaws of the Seller, or (iii) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Seller is a party or by which it or its properties may be bound or affected.

           (c) All of the representations and warranties of the Seller contained in Article VI of the Receivables Purchase Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

           6. Original Terms. Except as amended by this First Amendment, all the orginal terms and conditions of the Receivables Purchase Agreement shall remain in full force and effect.

           7. Defined Terms. Except as expressly provided herein, all defined terms shall have the same meanings as set forth in the Receivables Purchase Agreement.

           8. No Waiver. The execution of this First Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Termination Event under the Receivables Purchase Agreement or breach, default or event of default under any Agreement Document, whether or not known to any Purchaser, Managing Agent or the Administrative Agent and whether or not existing on the date of this First Amendment.

           9. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

           10. Captions. The various captions in this First Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this First Amendment.

           11. Execution in Counterparts. This First Amendment may be executed, acknowledged or accepted in any number of counterparts, each of which when so executed, acknowledged or accepted shall be deemed to be an original and all of which when taken together shall constitute one and the same First Amendment.

            12. Effectiveness. This First Amendment shall be effective upon the receipt by each Purchaser and the Administrative Agent of all fully-executed counterparts and the conditions precedent described in paragraph 4 hereof.


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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above-written.

                                        THE WACKENHUT CORPORATION
                                        as Seller and initial Servicer

                                        By
                                          ----------------------------
                                          Title
                                               -----------------------

                                        RECEIVABLES CAPITAL CORPORATION,
                                        as a Purchaser

                                        By
                                          ----------------------------
                                          Title
                                               -----------------------

                                        ENTERPRISE FUNDING CORPORATION,
                                        as a Purchaser

                                        By
                                          ----------------------------
                                          Title
                                               -----------------------

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION,
                                        as a Managing Agent and as the
                                        Administrative Agent

                                        By
                                          ----------------------------
                                            Vice President

                                        NATIONSBANK, N.A.,
                                        as a Managing Agent

                                        By
                                          ----------------------------
                                            Vice President

     SIGNATURE PAGE TO FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


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